                                                                 Exhibit 26(a)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

  A National Banking Association                         36-0899825
                                                        (I.R.S. employer
                                                 identification number)

One First National Plaza, Chicago, Illinois                      60670-0126
     (Address of principal executive offices)                    (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                                PHH CORPORATION
              (Exact name of obligor as specified in its charter)

     Maryland                                                52-0551284
 (State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                       identification number)

     11333 McCormick Road                                    21031-1000
     Hunt Valley, MD                                         (Zip Code)
 (Address of principal executive offices)


                               Debt Securities
                       (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
         --------------------
         information as to the trustee:

         (a)  Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)  Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.


Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
         is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits.   List below all exhibits filed as a
         -----------------
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois,on the 28th day of February, 1994.


             The First National Bank of Chicago,
             Trustee,


             By  /s/ R. D. MANELLA
                 -----------------
                 R. D. Manella
                 Vice President



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       February 28, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between PHH CORPORATION and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             Very truly yours,

                             The First National Bank of Chicago


                             By  /s/ R. D. MANELLA
                                 -----------------
                                 R. D. Manella
                                 Vice President

                                   EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:   First National Bank of Chicago        Call Date: 9/30/93
Address:               One First National Plaza, Suite 0460  ST-BK:  17-1630
City, State  Zip:      Chicago, IL  60670                    FFIEC 031
FDIC Certificate No.:  0/3/6/1/8                             Page RC-1
                       ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                           C400          Less Than -
                                                                     Dollar Amounts in                 -----------       ----------
                                                                         Thousands          RCFD       BIL MIL THOU
                                                                     -----------------      ----       ------------
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RCA-A):
     a. Noninterest-bearing balances and currency and coin(1)....                           0081         6,140,040          1.a.
     b. Interest-bearing balances(2).............................                           0071         6,078,671          1.b.
2.   Securities (from Schedule RC-B).............................                           0390           580,723          2
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
     Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold.......................................                           0276         3,134,457          3.a.
     b. Securities purchased under agreements to resell..........                           0277           252,650          3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C).......................................................   RCFD 2122 13,404,247                                    4.a.
     b. LESS: Allowance for loan and lease losses................   RCFD 3123    343,005                                    4.b.
     c. LESS: Allocated transfer risk reserve....................   RCFD 3128       0                                       4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c).....................                           2125        13,061,242          4.d.
5.   Assets held in trading accounts.............................                           2146         2,202,246          5.
6.   Premises and fixed assets (including capitalized leases)....                           2145           500,925          6.
7.   Other real estate owned (from Schedule RC-M)................                           2150           111,329          7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)..............................                           2130            14,491          8.
9.   Customers' liability to this bank on acceptances
     outstanding.................................................                           2155           552,637          9.
10.  Intangible assets (from Schedule RC-M)......................                           2143           155,975         10.
11.  Other assets (from Schedule RC-F)...........................                           2160         2,847,290         11.
12.  Total assets (sum of items 1 through 11)....................                           2170        35,632,676         12.
- ------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   First National Bank of Chicago        Call Date: 9/30/93
Address:               One First National Plaza, Suite 0460  ST-BK:  17-1630
City, State  Zip:      Chicago, IL  60670                    FFIEC 031
FDIC Certificate No.:  0/3/6/1/8                             Page RC-2
                       ---------

Schedule RC-Continued

                                                                    Dollar Amounts in
                                                                        Thousands                         Bil Mil Thou
                                                                    ----------------                      ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)..............................                             RCON 2200   14,261,174     13.a.
        (1) Noninterest-bearing(1)...............................    RCON 6631  6,124,322                                13.a.(1)
        (2) Interest-bearing.....................................    RCON 6636  8,136,852                                13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II).......................                             RCFN 2200   10,168,389     13.b.
        (1) Noninterest bearing..................................    RCFN 6631  2,339,236                                13.b.(1)
        (2) Interest-bearing.....................................    RCFN 6636  7,829,153                                13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased..................................                             RCFD 0278    2,411,666     14.a.
     b. Securities sold under agreements to repurchase...........                             RCFD 0279        7,738     14.b.
15.  Demand notes issued to the U.S. Treasury....................                             RCON 2840      102,420     15.
16.  Other borrowed money........................................                             RCFD 2850    1,871,318     16.
17.  Mortgage indebtedness and obligations under capitalized
     leases......................................................                             RCFD 2910      267,000     17.
18.  Bank's liability on acceptance executed and outstanding.....                             RCFD 2920      552,637     18.
19.  Subordinated notes and debentures...........................                             RCFD 3200    1,175,000     19.
20.  Other liabilities (from Schedule RC-G)......................                             RCFD 2930    2,196,402     20.
21.  Total liabilities (sum of items 13 through 20)..............                             RCFD 2948   33,013,744     21.
22.  Limited-Life preferred stock and related surplus............                             RCFD 3282        0         22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............                             RCFD 3838        0         23.
24.  Common stock................................................                             RCFD 3230      200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)....                             RCFD 3839    2,249,790     25.
26.  a. Undivided profits and capital reserves...................                             RCFD 3632      169,255     26.a.
     b. LESS: Net unrealized loss on marketable equity
         securities..............................................                             RCFD 0297        0         26.b.
27.  Cumulative foreign currency translation adjustments.........                             RCFD 3284         (971)    27.
28.  Total equity capital (sum of items 23 through 27)...........                             RCFD 3210    2,618,932     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).......................                             RCFD 3300   35,632,676     29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

                                                          -----------------
     auditors as of any date during 1992.................   RCFA 6724 N/A   M.1.
                                                          -----------------


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work


- --------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.